

<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               416,815
<SECURITIES>                                         2,659,506
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       20,906,273<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           20,531,436
<TOTAL-LIABILITY-AND-EQUITY>                         20,906,273<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     235,175<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     264,656<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (896,005)<F5>
<EPS-BASIC>                                          (12.87)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships,  net of
$17,660,093, Restricted cash of $135,145 and Other assets of $34,714
<F2>Included in Total Liabilities and Equity: Accounts payable to affiliates of
$199,012, Accounts payable and

accrued expenses of $40,680 and Deferred revenue of $135,145
<F3>Included in Total Revenue: Investment of $86,737 and Other of $148,438
<F4>Included in Other Expenses:  General and  administrative of $127,176,  Asset management  fees of $125,682 and  Amortization  of $11,798  <F5>Included  in Net
Loss: Equity in losses of Local Limited Partnerships of $866,524

